Exhibit 99.1

TELETECH ANNOUNCES THIRD QUARTER 2016 FINANCIAL RESULTS

Third Quarter 2016 Results

Revenue was $312.8 Million ($313.1 Million Non-GAAP Constant Currency);

Operating Income was $12.3 Million, 3.9 Percent of Revenue

(6.0 Percent Non-GAAP Constant Currency);

Fully Diluted EPS was 24 Cents

Signed $87 Million in New Business

Updates Outlook for Full Year 2016

Denver, Colo., November 9, 2016 — TeleTech Holdings, Inc. (NASDAQ: TTEC), a leading global provider of customer experience, engagement and growth solutions, today announced preliminary financial results for the third quarter ended September 30, 2016. The Company currently plans to file its Quarterly Report on Form 10-Q for the period ending September 30, 2016 with the U.S. Securities and Exchange Commission no later than November 14, 2016. The Company does not expect that the results finally reported will be materially different.

“As outlined in our last earnings call, we moved aggressively in the third quarter to execute initiatives to improve our top line growth and provide higher and more consistent levels of profitability, “commented Ken Tuchman, chairman and chief executive officer of TeleTech. “We implemented several go-to-market changes to be able to advance our top line growth and we completed a number of restructuring activities that are already contributing to higher profit margins in our Customer Management Services and Customer Technology Services segments. The demand for transformative customer experience solutions continues to grow and, with our holistic platform of technology-enabled customer experience assets, we are confident that our go-forward strategy will yield improved financial results in the near term.”

THIRD QUARTER 2016 FINANCIAL HIGHLIGHTS

Revenue

•                  Third quarter 2016 GAAP revenue increased 1.2 percent to $312.8 million compared to $309.2 million in the prior year period.

•                  Non-GAAP constant currency revenue increased 1.2 percent to $313.1 million over the prior year.

Income from Operations

•                  Third quarter 2016 GAAP income from operations was $12.3 million, or 3.9 percent of revenue, compared to $15.6 million, or 5.1 percent of revenue in the third quarter 2015.

•                  Non-GAAP constant currency income from operations was $18.9 million or 6.0 percent of adjusted revenue versus 6.2 percent the prior year.

Investor Contact	Media Contact
Paul Miller	Elizabeth Grice
303.397.8641	303.397.8507

Restructuring, Impairment, and Other Income (Expense)

•                  Third quarter 2016 GAAP results include preliminary charges related to restructuring ($3.7 million), impairments ($5.9 million), and loss on assets held for sale ($5.3 million).

•                  Additionally, the Company released $4.6 million in acquisition-related contingent consideration.

Earnings Per Share

•                  Third quarter 2016 GAAP fully diluted earnings per share attributable to TeleTech shareholders was 24 cents up from 23 cents in the same period last year.

•                  Non-GAAP fully diluted earnings per share was 39 cents up from 29 cents in the prior year.

Bookings

•                  During the third quarter 2016, TeleTech signed an estimated $87 million in annualized contract value revenue from new and expanded client relationships. The third quarter bookings mix was diversified across all verticals with 93 percent from existing clients, 51 percent from emerging businesses, and 27 percent from outside of the United States.

STRONG BALANCE SHEET CONTINUES TO FUND OPERATIONS, SHARE REPURCHASES, DIVIDENDS, AND INVESTMENTS

•                  As of September 30, 2016, TeleTech had cash and cash equivalents of $61.3 million and $140.9 million of total debt, resulting in a net debt position of $79.6 million.

•                  As of September 30, 2016, TeleTech had approximately $425 million of additional borrowing capacity available under its revolving credit facility.

•                  Cash flow from operations in the third quarter 2016 was $54.1 million compared to $30.7 million in the third quarter 2015.

•                  Capital expenditures in the third quarter 2016 were $11.1 million compared to $19.7 million in the third quarter 2015.

•                  The Board of Directors declared an eight percent increase in TeleTech’s semi-annual dividend to $0.20 per share in the third quarter, or $9.3 million. The dividend was paid on October 14, 2016 to shareholders of record on October 3, 2016.

•                  During the third quarter 2016, TeleTech repurchased approximately 742 thousand shares of common stock for a total cost of $21.2 million. As of September 30, 2016, $12.3 million was authorized for future share repurchases. On November 9, 2016, TeleTech announced that its Board of Directors approved an additional share repurchase authorization of $25 million, consistent with prior authorizations.

SEGMENT REPORTING & COMMENTARY

TeleTech reports financial results for the following four business segments: Customer Management Services (CMS), Customer Growth Services (CGS), Customer Technology Services (CTS) and Customer Strategy Services (CSS).  Financial highlights for the segments are provided below.

Customer Management Services (CMS) — Customer Experience Delivery Solutions

•                  CMS third quarter 2016 revenue increased 5.2 percent to $223.7 million compared to $212.7 million in the year ago quarter. Income from operations was $12.3 million or 5.5 percent of revenue compared to $8.9 million or 4.2 percent in the prior year.

•                  Non-GAAP constant currency revenue grew 5.2 percent over the year ago period and income from operations was $13.0 million or 5.8 percent of adjusted revenue. This compares to $9.4 million or 4.4 percent of revenue in the prior year.

Customer Growth Services (CGS) — Digitally-Enabled Revenue Growth Solutions

•                  CGS third quarter 2016 revenue grew 4.3 percent to $35.3 million compared to $33.9 million in the year ago quarter. Income from operations was $0.2 million or 0.5 percent of revenue, compared to a loss of $0.3 million in the prior year.

•                  Non-GAAP constant currency revenue increased 4.2 percent over the year ago period and income from operations was $0.2 million or 0.6 percent of adjusted revenue. This compares to $2.8 million or 8.3 percent of revenue in the prior year.

Customer Technology Services (CTS) — Hosted and Managed Technology Solutions

•                  CTS third quarter 2016 revenue declined 13.2 percent to $36.6 million compared to $42.1 million in the year ago quarter. Income from operations was $3.7 million or 10.1 percent of revenue compared to $3.8 million or 9.0 percent in the prior year.

•                  Non-GAAP constant currency revenue declined 13.2 percent over the year ago period and income from operations was $4.8 million or 13.1 percent of adjusted revenue. This compares to $3.8 million or 9.0 percent of revenue in the prior year.

Customer Strategy Services (CSS) — Customer Experience Strategy and Data Analytics Solutions

•                  CSS third quarter 2016 revenue declined 15.9 percent to $17.3 million from $20.5 million in the year ago quarter. Loss from operations was $3.8 million or negative 22.2 percent of revenue compared to $3.2 million or 15.5 percent in the prior year.

•                  Non-GAAP constant currency revenue declined 15.1 percent over the year ago period and income from operations was $0.9 million or 5.3 percent of adjusted revenue. This compares to $3.3 million or 15.9 percent of revenue in the prior year.

BUSINESS OUTLOOK

We are updating our full year guidance as follows:

Revenue — We are reducing our revenue guidance to a range of $1.265 and $1.270 billion, compared to $1.285 and $1.295 billion.

Operating Income Margin — We are decreasing our operating income margin guidance to a range between 7.0 and 7.2 percent before asset impairments and restructuring charges, compared to 8.4 and 8.6 percent.

Capital Expenditures — We are maintaining our capital expenditure guidance at 4.2 percent of revenue.

“Our priorities are focused on closing the sales execution gaps underlying the adjustment to our 2016 revenue guidance and ensuring we pick up the pace on delivering higher levels of profitability,” commented Regina Paolillo, chief financial and administrative officer of TeleTech.  “While we have work to do in delivering higher revenue growth, we are clearly seeing margin expansion in our third quarter results and expect continued improvement in the fourth quarter. On a pro forma basis, we expect the full year benefit from the profit improvement initiatives in the third quarter and the sale of selected small non-strategic assets to deliver an operating margin in the 8.4 to 8.6 percent range that we guided to in the short term, albeit not for the full year ending December 31, 2016.”

SEC FILINGS

The company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which can be found at www.teletech.com.

CONFERENCE CALL

A conference call and webcast with management will be held on November 10, 2016 at 8:30 a.m. Eastern Time. You are invited to join a live webcast of the conference call by visiting the “Investors” section of the TeleTech website at www.teletech.com. If you are unable to participate during the live webcast, a replay will be available on the TeleTech website.

NON-GAAP FINANCIAL MEASURES

To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP) in the United States, the Company uses the following Non-GAAP financial measures: Free Cash Flow, Non-GAAP Revenue, Non-GAAP Income from Operations, Non-GAAP EBITDA and Non-GAAP EPS. Additionally our discussion of revenue and income from operations contain references to constant currency amounts. Constant currency measures are calculated by translating the current year reported amounts using the prior year foreign exchange rates for each underlying currency. TeleTech believes that providing these Non-GAAP financial measures provides investors with greater transparency to the information used by TeleTech’s management in its financial and operational decision making and allows investors to see TeleTech’s results “through the eyes” of management. TeleTech also believes that providing this information better enables TeleTech’s investors to understand its operating performance and information used by management to evaluate and measure such performance. These financial measures are not intended to be used in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A reconciliation of these Non-GAAP financial measures is available in the financial tables attached to this press release. We also encourage all investors to read TeleTech’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

ABOUT TELETECH

TeleTech (NASDAQ: TTEC) is a leading global provider of customer experience, engagement and growth solutions. Founded in 1982, the Company helps its clients acquire, retain and grow profitable customer relationships. Using customer-centric strategy, technology, processes and operations, TeleTech partners with business leadership across marketing, sales and customer care to design and deliver a simple, more human customer experience across every interaction channel. Servicing over 80 countries, TeleTech’s 43,500 employees live by a set of customer-focused values that guide relationships with clients, their customers, and each other. To learn more about how TeleTech is bringing humanity to the customer experience, visit TeleTech.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, relating to our operations, expected financial position, results of operation, continuation of client relationships, and other business matters that are based on our current expectations, assumptions, and projections with respect to the future, and are not a guarantee of performance. We use words such as “may,” “believe,” “plan,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “would,” “could,” “target,” or similar expressions, or when we discuss our strategy, plans, goals, initiatives, or objectives, we are making forward-looking statements.

We caution you not to rely unduly on any forward-looking statements. Actual results may differ materially from what is expressed in the forward-looking statements, and you should review and consider carefully the risks, uncertainties and other factors that affect our business and may cause such differences as outlined but are not limited to factors discussed in the sections entitled “Risk Factors” included in TeleTech’s filings with the US Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K and subsequent quarterly financial reports on Form 10-Q. TeleTech’s filings with the SEC are available in the “Investors” section of TeleTech’s website, www.teletech.com and at the SEC’s public website at www.sec.gov.  Our forward looking statements speak only as of the date of the press release and we undertake no obligation to update them, except as may be required by applicable laws.

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015

Revenue	$312,796	$309,195	$930,311	$944,939

Operating Expenses:
Cost of services	233,541	225,978	691,649	682,579
Selling, general and administrative	40,628	48,418	130,902	146,031
Depreciation and amortization	16,811	15,486	51,761	46,529
Restructuring charges, net	3,688	622	3,890	1,629
Impairment losses	5,861	3,066	5,861	3,066
Total operating expenses	300,529	293,570	884,063	879,834

Income From Operations	12,267	15,625	46,248	65,105

Other income (expense)	(690)	(1,995)	(2,744)	(3,701)

Income Before Income Taxes	11,577	13,630	43,504	61,404

Benefit from (Provision for) income taxes	853	(1,192)	(6,627)	(13,438)

Net Income	12,430	12,438	36,877	47,966

Net income attributable to noncontrolling interest	(1,198)	(1,243)	(2,804)	(3,303)

Net Income Attributable to TeleTech Stockholders	$11,232	$11,195	$34,073	$44,663

Net Income Per Share Attributable to TeleTech Stockholders

Basic	$0.24	$0.23	$0.71	$0.92

Diluted	$0.24	$0.23	$0.71	$0.91

Income From Operations Margin	3.9%	5.1%	5.0%	6.9%
Net Income Attributable to TeleTech Stockholders Margin	3.6%	3.6%	3.7%	4.7%
Effective Tax Rate	(7.4)%	8.7%	15.2%	21.9%

Weighted Average Shares Outstanding
Basic	47,081	48,345	47,771	48,346
Diluted	47,315	48,936	48,089	49,052

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015

Revenue:
Customer Management Services	$223,664	$212,690	$664,392	$675,015
Customer Growth Services	35,301	33,853	105,713	90,379
Customer Technology Services	36,580	42,134	109,198	115,935
Customer Strategy Services	17,251	20,518	51,008	63,610
Total	$312,796	$309,195	$930,311	$944,939

Income (Loss) From Operations:
Customer Management Services	$12,255	$8,930	$36,189	$43,956
Customer Growth Services	161	(257)	4,138	1,891
Customer Technology Services	3,682	3,774	9,838	9,033
Customer Strategy Services	(3,831)	3,178	(3,917)	10,225
Total	$12,267	$15,625	$46,248	$65,105

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30,	December 31,
	2016	2015

ASSETS
Current assets:
Cash and cash equivalents	$61,308	$60,304
Accounts receivable, net	257,893	283,474
Other current assets	70,350	71,294
Assets held for sale	9,967	—
Total current assets	399,518	415,072

Property and equipment, net	164,357	168,289
Other assets	244,744	259,966

Total assets	$808,619	$843,327

LIABILITIES AND EQUITY
Total current liabilities	$198,191	$206,906
Liabilities held for sale	1,121	—
Other long-term liabilities	214,463	191,473
Mandatorily redeemable noncontrolling interest	—	4,131
Total equity	394,844	440,817

Total liabilities and equity	$808,619	$843,327

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
Reconciliation of Revenue:

Revenue	$312,796	$309,195	$930,311	$944,939
Changes due to foreign currency fluctuations (1)	261		18,758
Non-GAAP Revenue	$313,057	$309,195	$949,069	$944,939

Reconciliation of EBIT & EBITDA:

Net Income Attributable to TeleTech stockholders	$11,232	$11,195	$34,073	$44,663
Interest income	(397)	(196)	(826)	(877)
Interest expense	2,041	2,337	5,758	5,711
(Benefit) Provision for income taxes	(853)	1,192	6,627	13,438
EBIT	$12,023	$14,528	$45,632	$62,935

Depreciation and amortization	16,811	15,486	51,761	46,529

EBITDA	$28,834	$30,014	$97,393	$109,464

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$12,430	$12,438	$36,877	$47,966
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,811	15,486	51,761	46,529
Other	24,879	2,727	18,508	21,669
Net cash provided by operating activities	54,120	30,651	107,146	116,164

Less - Total Capital Expenditures	11,120	19,679	38,863	49,184

Free Cash Flow	$43,000	$10,972	$68,283	$66,980

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	$12,267	$15,625	$46,248	$65,105
Restructuring charges, net	3,688	622	3,890	1,629
Impairment losses	5,861	3,066	5,861	3,066

Non-GAAP Income from Operations	$21,816	$19,313	$55,999	$69,800

Non-GAAP Income from Operations Margin	7.0%	6.2%	6.0%	7.4%

Reconciliation of Non-GAAP EPS:

Net Income Attributable to TeleTech stockholders	$11,232	$11,195	$34,073	$44,663
Add: Asset impairment and restructuring charges, net of related taxes	7,782	2,161	7,930	2,801
Add: Changes in acquisition contingent consideration, net of related taxes	(4,435)	557	(4,435)	102
Add: Estimated loss on assets held for sale, net of related taxes	4,208	—	4,208	—
Add: Changes in valuation allowance and returns to provision adjustments	(530)	172	1,903	1,758

Non-GAAP Net Income Attributable to TeleTech stockholders	$18,257	$14,085	$43,679	$49,324

Diluted shares outstanding	47,315	48,936	48,089	49,052

Non-GAAP EPS Attributable to TeleTech stockholders	$0.39	$0.29	$0.91	$1.01

Reconciliation of Non-GAAP EBITDA:

Net Income Attributable to TeleTech stockholders	$11,232	$11,195	$34,073	$44,663
Interest income	(397)	(196)	(826)	(877)
Interest expense	2,041	2,337	5,758	5,711
(Benefit) Provision for income taxes	(853)	1,192	6,627	13,438
Depreciation and amortization	16,811	15,486	51,761	46,529
Asset impairment and restructuring charges	9,549	3,688	9,751	4,695
Changes in acquisition contingent consideration	(4,567)	784	(4,567)	281
Estimated loss of assets held for sale	5,300	—	5,300	—
Equity-based compensation expenses	2,694	3,291	7,278	8,569

Non-GAAP EBITDA	$41,810	$37,777	$115,155	$123,009

(1) Foreign currency fluctuations are calculated on a constant currency basis by translating the current year reported amounts using the prior year foreign exchange rates for each underlying currency.

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

THIRD QUARTER

(three months end, Sep 30, 2016)

Revenue

		GAAP Revenue	Non-GAAP Adjustments	Non-GAAP Revenue	Foreign Exchange Impact	Constant Currency Revenue
CMS		$223,664	$—	$223,664	$126	$223,790
	YoY Growth Rate:	5.2%		5.2%		5.2%

CGS		$35,301	$—	$35,301	$(17)	$35,284
	YoY Growth Rate:	4.3%		4.3%		4.2%
CTS		$36,580	$—	$36,580	$(12)	$36,568
	YoY Growth Rate:	-13.2%		-13.2%		-13.2%
CSS		$17,251	$—	$17,251	$164	$17,415
	YoY Growth Rate:	-15.9%		-15.9%		-15.1%
Emerging Businesses		$89,132	$—	$89,132	$135	$89,267
	YoY Growth Rate:	-7.6%		-7.6%		-7.5%

Company (Consolidated)		$312,796	$—	$132,796	$261	$313,057
	YoY Growth Rate:	1.2%		1.2%		1.2%

Operating Income

		GAAP Operating Income	Non-GAAP Adjustments	Non-GAAP Operating Income	Foreign Exchange Impact	Constant Currency Operating Income
CMS		$12,255	$3,526	$15,781	$(2,797)	$12,984
	Operating Margin:	5.5%		7.1%		5.8%

CGS		$161	$108	$269	$(53)	$216
	Operating Margin:	0.5%		0.8%		0.6%
CTS		$3,682	$1,138	$4,820	$(20)	$4,800
	Operating Margin:	10.1%		13.2%		13.1%
CSS		$(3,831)	$4,777	$946	$(20)	$926
	Operating Margin:	-22.2%		5.5%		5.3%
Emerging Businesses		$12	$6,023	$6,035	$(93)	$5,942
	Operating Margin:	0.0%		6.8%		6.7%

Company		$12,267	$9,549	$21,816	$(2,890)	$18,926
	Operating Margin:	3.9%		7.0%		6.0%

Segments Defined:	CMS (Customer Management Services), CGS (Customer Growth Services),
CTS (Customer Technology Services), CSS (Customer Strategy Services)
Emerging Business: CGS, CTS, and CSS

Methodology:

Constant currency adjustments translate the current period reported amounts using the prior year FX rates, which in turn shows the underlying financial performance of the company as if foreign exchange rates did not change. This methodology also provides greater transparency to the information actually used by management in its financial and operational decision making.

Non-GAAP Operating Income:	Adjusted for restructuring and impairment costs

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

YEAR-TO-DATE

(nine months ended, Sep 30, 2016)

Revenue

		GAAP Revenue	Non-GAAP Adjustments	Non-GAAP Revenue	Foreign Exchange Impact	Constant Currency Revenue
CMS		$664,392	$—	$664,392	$16,683	$681,075
	YoY Growth Rate:	-1.6%		-1.6%		0.9%

CGS		$105,713	$—	$105,713	$1,304	$107,017
	YoY Growth Rate:	17.0%		17.0%		18.4%
CTS		$109,198	$—	$109,198	$24	$109,222
	YoY Growth Rate:	-5.8%		-5.8%		-5.8%
CSS		$51,008	$—	$51,008	$747	$51,755
	YoY Growth Rate:	-19.8%		-19.8%		-18.6%
Emerging Businesses		$265,919	$—	$265,919	$2,075	$267,994
	YoY Growth Rate:	-1.5%		-1.5%		-0.7%

Company (Consolidated)		$930,311	$—	$930,311	$18,758	$949,069
	YoY Growth Rate:	-1.5%		-1.5%		0.4%

Operating Income

		GAAP Operating Income	Non-GAAP Adjustments	Non-GAAP Operating Income	Foreign Exchange Impact	Constant Currency Operating Income
CMS		$36,189	$3,675	$39,864	$(2,443)	$37,421
	Operating Margin:	5.4%		6.0%		5.5%

CGS		$4,138	$108	$4,246	$321	$4,567
	Operating Margin:	3.9%		4.0%		4.3%
CTS		$9,838	$1,181	$11,019	$(142)	$10,877
	Operating Margin:	9.0%		10.1%		10.0%
CSS		$(3,917)	$4,787	$870	$(83)	$787
	Operating Margin:	-7.7%		1.7%		1.5%
Emerging Businesses		$10,059	$6,076	$16,135	$96	$16,231
	Operating Margin:	3.8%		6.1%		6.1%

Company		$46,248	$9,751	$55,999	$(2,347)	$53,652
	Operating Margin:	5.0%		6.0%		5.7%

Segments Defined:	CMS (Customer Management Services), CGS (Customer Growth Services),
CTS (Customer Technology Services), CSS (Customer Strategy Services)
Emerging Business: CGS, CTS, and CSS

Methodology:

Constant currency adjustments translate the current period reported amounts using the prior year FX rates, which in turn shows the underlying financial performance of the company as if foreign exchange rates did not change. This methodology also provides greater transparency to the information actually used by management in its financial and operational decision making.

Non-GAAP Operating Income:	Adjusted for restructuring and impairment costs